Exhibit 99.1
FOR IMMEDIATE RELEASE

Date:	February 28, 2018

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS RESULTS
FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2017.
MERIT MEETS RANGE OF 2017 GUIDANCE;
GIVES 2018 GUIDANCE

•	Q4 2017 worldwide revenue of $190.9 million ($188.2 million on a comparable, constant currency* basis), up 21.0% as reported (up 19.3% on a comparable, constant currency* basis) over Q4 2016

•	FY 2017 worldwide revenue of $727.9 million ($727.3 million on a comparable, constant currency* basis), up 20.5% as reported (up 20.4% on a comparable, constant currency* basis) over FY 2016

•
Q4 2017 core revenue* up 9.4% over Q4 2016 core revenue* (core revenue* up 7.9% on a comparable, constant currency* basis); FY 2017 core revenue* up 8.8% over core revenue* for FY 2016 (core revenue* up 8.7% on a comparable, constant currency* basis)

•	Q4 2017 GAAP EPS was $0.13, compared to $0.17 in Q4 2016; Q4 2017 non-GAAP EPS* was $0.33, compared to $0.31 in Q4 2016

•	Q4 2017 GAAP gross margin was 44.9%, compared to 44.5% in Q4 2016; Q4 2017 non-GAAP gross margin* was 47.9%, compared to 48.4% for Q4 2016
* Constant currency revenue, core revenue, core revenue on a constant currency basis, non-GAAP EPS, non-GAAP gross margin and non-GAAP net income (referenced on the following page) are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measure is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $190.9 million for the quarter ended December 31, 2017, an increase of 21.0% over revenue of $157.7 million for the quarter ended December 31, 2016. On a comparable, constant currency basis, revenue for the fourth quarter of 2017 would have been up 19.3%

over revenue for the comparable quarter of 2016. For the year ended December 31, 2017, revenue was $727.9 million, up 20.5% compared to revenue of $603.8 million for the year ended December 31, 2016. On a comparable, constant currency basis, revenue for the year ended December 31, 2017 would have been up 20.4% over revenue for the comparable period of 2016.

Merit’s GAAP net income for the fourth quarter of 2017 was $6.8 million, or $0.13 per share, compared to $7.5 million, or $0.17 per share, for the fourth quarter of 2016. Merit’s non-GAAP net income* for the quarter ended December 31, 2017 was $16.8 million, or $0.33 per share, compared to $13.8 million, or $0.31 per share, for the quarter ended December 31, 2016.

Merit’s GAAP net income for the year ended December 31, 2017 was $27.5 million, or $0.55 per share, compared to $20.1 million, or $0.45 per share, for the year ended December 31, 2016. Merit’s non-GAAP net income for the year ended December 31, 2017 was $64.3 million, or $1.28 per share, compared to $45.1 million, or $1.01 per share, for the year ended December 31, 2016.

Merit’s revenue by category for the three and twelve-month periods ended December 31, 2017, compared to the corresponding periods in 2016, was as follows:

		Three Months Ended			Twelve Months Ended
		December 31,			December 31,
	% Change	2017	2016	% Change	2017	2016
Cardiovascular
Stand-alone devices	40.0%	$71,997	$51,419	44.1%	$275,431	$191,148
Custom kits and procedure trays	16.4%	35,007	30,062	5.8%	126,114	119,226
Inflation devices	7.3%	20,546	19,142	8.1%	79,875	73,916
Catheters	14.0%	33,390	29,289	12.7%	127,747	113,367
Embolization devices	4.1%	12,596	12,098	7.6%	49,532	46,035
CRM/EP	3.8%	9,936	9,570	15.0%	41,914	36,459
Total	21.0%	183,472	151,580	20.8%	700,613	580,151

Endoscopy
Endoscopy devices	21.0%	7,425	6,135	15.0%	27,239	23,687

Total	21.0%	$190,897	$157,715	20.5%	$727,852	$603,838

Note: Certain revenue categories for 2016 have been adjusted from prior disclosure to reflect changes in product classifications to be consistent with updates in the management of Merit's product portfolios in 2017.

“We have now closed the final year of our initial three-year plan,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We believe that much has been accomplished and that the structure and programs are in place to reach our previously disclosed goals related to core growth, gross margin improvement, and profitability.”

“I have recently returned from Japan and witnessed our consolidation of businesses and look forward to substantial sales growth there as our business builds more direct presence,” Lampropoulos said.

“Over the next several months we intend to transition the product lines we recently purchased from Becton, Dickinson and Company (BD) to our facilities in Tijuana,” Lampropoulos said. “As a reminder, we expect transition expenses during this period to affect our earnings over the next six to nine months as customer service, manufacturing, product fulfillment, IT, regulatory, and other costs associated with our movement to a fully controlled and manufactured business is completed. Our 2018 guidance includes these expenses. To put this simply, there will be some irregular quarters as we go through this process, but once again, I must reiterate that our team is in place and transfer activities, including movement of accounts and direct interface with customers and national accounts, are well underway. Equally important, we plan to introduce new biopsy products and services, which we believe will give Merit a competitive advantage.”

“Our overall pipeline is robust with new drainage products, inflation devices, vascular access products, endoscopy balloons, and stents,” Lampropoulos said. “We also have many other products and programs in place which we believe will support our organic growth for years to come.”

“We believe the substantial investments of the past, along with a long-term vision of the future, continued discipline, and a keen eye on the present will continue to present a substantial opportunity for stakeholders and value for our shareholders,” Lampropoulos said.

2018 Guidance
Based upon information currently available to Merit's management, Merit estimates that for the year ending December 31, 2018, absent material acquisitions or non-recurring transactions, Merit's revenues will be in the range of $838 - $851 million, an increase of approximately 15-17%, compared to revenues of $727.9 million for the year ended December 31, 2017. Also, based on information currently available to Merit's management, Merit estimates that, absent material acquisitions or non-recurring transactions, Merit's GAAP earnings per share for 2018 will be in the range of $0.77 - $0.85, GAAP gross margin will be in the range of 45.6% - 46.5%, non-GAAP earnings per share will be in the range of $1.57 - $1.69, and non-GAAP gross margin will be in the range of 49.7% - 50.8%. Merit’s financial guidance for the year ending December 31, 2018 is subject to risks and uncertainties, including, but not limited to, potential accounting adjustments attributable to Merit’s ongoing valuation of intangibles and other financial assets acquired from BD, as well as risks and uncertainties identified in Merit’s public filings.

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 2978169) today, Wednesday, February 28, 2018, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$32,336	$19,171
Trade receivables, net	105,536	80,521
Other receivables	9,429	5,643
Inventories	155,288	120,695
Prepaid expenses and other assets	9,096	6,226
Prepaid income taxes	3,225	2,525
Deferred income tax assets	—	8,219
Income tax refunds receivable	1,211	423
Total Current Assets	316,121	243,423

Property and equipment, net	292,820	276,573
Intangibles, net	227,324	182,697
Goodwill	238,147	211,927
Deferred income tax assets	2,359	171
Other assets	35,040	28,012
Total Assets	$1,111,811	$942,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$34,931	$30,619
Accrued expenses	58,932	45,519
Current portion of long-term debt	19,459	10,000
Income taxes payable	2,298	2,193
Total Current Liabilities	115,620	88,331

Deferred income tax liabilities	23,289	25,981
Liabilities related to unrecognized tax benefits	2,746	438
Deferred compensation payable	11,181	9,211
Deferred credits	2,403	2,550
Long-term debt	259,013	314,373
Long-term income taxes payable	4,846	—
Other long-term obligations	16,379	3,730
Total Liabilities	435,477	444,614

Stockholders' Equity
Common stock	353,392	206,186
Retained earnings	321,408	293,885
Accumulated other comprehensive income (loss)	1,534	(1,882)
Total stockholders' equity	676,334	498,189
Total Liabilities and Stockholders' Equity	$1,111,811	$942,803

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

SALES	$190,897	$157,715	$727,852	$603,838

COST OF SALES	105,241	87,460	401,599	338,813

GROSS PROFIT	85,656	70,255	326,253	265,025

OPERATING EXPENSES
Selling, general and administrative	59,239	45,839	229,134	184,398
Research and development	12,727	11,792	51,403	45,229
Acquired in-process research and development	—	61	12,136	461
Intangible asset impairment charge	809	—	809	—
Contingent consideration expense (benefit)	(338)	(38)	(298)	61
Total	72,437	57,654	293,184	230,149

INCOME FROM OPERATIONS	13,219	12,601	33,069	34,876

OTHER INCOME (EXPENSE)
Interest income	115	26	381	81
Interest expense	(1,801)	(2,678)	(7,736)	(8,798)
Gain on bargain purchase	243	—	11,039	—
Other income (expense) - net	(496)	(327)	(872)	(773)
Total other income (expense) - net	(1,939)	(2,979)	2,812	(9,490)

INCOME BEFORE INCOME TAXES	11,280	9,622	35,881	25,386

INCOME TAX EXPENSE	4,474	2,116	8,358	5,265

NET INCOME	$6,806	$7,506	$27,523	$20,121

EARNINGS PER COMMON SHARE:
Basic	$0.14	$0.17	$0.56	$0.45

Diluted	$0.13	$0.17	$0.55	$0.45

AVERAGE COMMON SHARES:
Basic	50,208	44,601	48,805	44,408

Diluted	51,722	45,165	50,101	44,862

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue;

•	core revenue;

•	core revenue on a constant currency basis;

•	non-GAAP gross margin

•	non-GAAP net income; and

•	non-GAAP earnings per share;
Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation table below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from litigation, governmental proceedings or changes in tax regulations. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue
Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustments of $(2.7) million and $(0.6)

million for the three and twelve-month periods ended December 31, 2017, respectively, were calculated using the applicable average foreign exchange rates for the three and twelve-month periods ended December 31, 2016, respectively.

Core Revenue and Core Revenue on a Constant Currency Basis
Merit’s core revenue is defined as reported revenue excluding revenues from the acquisitions of the HeRO® Graft (excluded January 2017 only) in February 2016, DFINE, Inc. (excluded through June 2017) in July 2016, Catheter Connections, Inc. and the critical care division of Argon Medical Devices, Inc. in January 2017, Osseon LLC in July 2017, Laurane Medical S.A.S. in August 2017 and ITL Healthcare Pty. Ltd. in October 2017. Core revenue on a constant currency basis is defined as core revenue plus the foreign exchange impact related to those core sales, using the applicable foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, inventory mark-up related to acquisitions and severance.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from litigation, governmental proceedings or changes in tax regulations, as well as other items set forth in the table below.

Non-GAAP EPS
Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation
The following table sets forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP for the three and twelve-month periods ended December 31, 2017 and 2016. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $1.2 million and $0.6 million for the three-month periods ended December 31, 2017 and 2016, respectively, and approximately $4.1 million and $2.5 million for the twelve-month periods ended December 31, 2017 and 2016, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)
	Three Months Ended
	December 31, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$11,280	$(4,474)	$6,806	$0.13

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	5,490	(1,848)	3,642	0.07
Inventory mark-up related to acquisitions	279	(39)	240	—
Operating Expenses
Severance	446	(171)	275	0.01
Acquisition-related (b)	1,593	(532)	1,061	0.02
Fair value adjustment to contingent consideration (c)	(338)	131	(207)	—
Long-term asset impairment charge (d)	93	(36)	57	—
Intangible asset impairment charge (e)	809	—	809	0.02
Amortization of intangibles	1,908	(703)	1,205	0.02
Special legal expense (f)	2,001	(779)	1,222	0.02
Other (Income) Expense
Gain on bargain purchase (g)	(243)	—	(243)	—
Amortization of long-term debt issuance costs	171	(67)	104	—
Tax expense related to tax reform (h)	—	1,855	1,855	0.04

Non-GAAP net income	$23,489	$(6,663)	$16,826	$0.33

Diluted shares				51,722

	Three Months Ended
	December 31, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$9,622	$(2,116)	$7,506	$0.17

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	4,434	(1,653)	2,781	0.06
Inventory mark-up related to acquisitions	1,581	(615)	966	0.02
Operating Expenses
Severance	848	(330)	518	0.01
Acquisition-related (b)	753	(266)	487	0.01
Fair value adjustment to contingent consideration (c)	(38)	15	(23)	—
Long-term asset impairment charge (d)	13	(5)	8	—
Acquired in-process research and development	61	(24)	37	—
Amortization of intangibles	1,298	(499)	799	0.02
Special legal expense (f)	1,016	(395)	621	0.01
Other (Income) Expense
Amortization of long-term debt issuance costs	172	(67)	105	—

Non-GAAP net income	$19,760	$(5,955)	$13,805	$0.31

Diluted shares				45,165

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)
	Year Ended
	December 31, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$35,881	$(8,358)	$27,523	$0.55

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	20,705	(7,550)	13,155	0.26
Inventory mark-up related to acquisitions	3,400	(1,253)	2,147	0.04
Operating expenses
Severance	2,185	(847)	1,338	0.03
Acquisition-related (b)	6,648	(2,048)	4,600	0.09
Fair value adjustment to contingent consideration (c)	(298)	116	(182)	—
Long-term asset impairment charge (d)	179	(70)	109	—
Acquired in-process research and development	12,136	(97)	12,039	0.24
Intangible asset impairment charge (e)	809	—	809	0.02
Amortization of intangibles	6,111	(2,324)	3,787	0.07
Special legal expense (f)	12,616	(4,908)	7,708	0.15
Other (Income) Expense
Gain on bargain purchase (g)	(11,039)	—	(11,039)	(0.22)
Amortization of long-term debt issuance costs	685	(267)	418	0.01
Tax expense related to tax reform (h)	—	1,855	1,855	0.04

Non-GAAP net income	$90,018	$(25,751)	$64,267	$1.28

Diluted shares				50,101

	Year Ended
	December 31, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$25,386	$(5,265)	$20,121	$0.45

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	15,122	(5,592)	9,530	0.21
Inventory mark-up related to acquisitions	2,990	(1,163)	1,827	0.04
Severance	56	(22)	34	—
Operating Expenses
Severance	10,271	(3,878)	6,393	0.14
Acquisition-related (b)	4,503	(1,448)	3,055	0.07
Fair value adjustment to contingent consideration (c)	61	(24)	37	—
Long-term asset impairment charge (d)	100	(38)	62	—
Acquired in-process research and development	461	(179)	282	0.01
Amortization of intangibles	4,167	(1,595)	2,572	0.06
Special legal expense (f)	1,016	(395)	621	0.01
Other (Income) Expense
Amortization of long-term debt issuance costs	952	(370)	582	0.01

Non-GAAP net income	$65,085	$(19,969)	$45,116	$1.01

Diluted shares				44,862

(a)	Reflects the tax effect associated with pre-tax income and the non-GAAP adjustments

(b)	Represents costs related to acquisitions

(c)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions

(d)	Represents abandoned patents

(e)	Represents impairment charges of certain intangible assets

(f)	Costs incurred in responding to an inquiry from the U.S. Department of Justice

(g)	Represents the gain on bargain purchase realized from the acquisition of the critical care division of Argon Medical Devices, Inc.

(h)	Tax expense recorded as our estimated one-time net income tax charge resulting from the enactment of the Tax Cuts and Jobs Act

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP),
and Core Revenue on a Constant Currency Basis (Non-GAAP)
(Unaudited, in thousands)
		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2017	2016	% Change	2017	2016
Reported Revenue	21.0%	$190,897	$157,715	20.5%	$727,852	$603,838

Add: Impact of foreign exchange (a)		(2,697)	—		(558)	—

Constant Currency Revenue	19.3%	$188,200	$157,715	20.4%	$727,294	$603,838

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2017	2016	% Change	2017	2016
Reported Revenue	21.0%	$190,897	$157,715	20.5%	$727,852	$603,838

Less: Revenue from certain acquisitions (b)		(18,432)	—		(71,018)	—

Core Revenue	9.4%	$172,465	$157,715	8.8%	$656,834	$603,838

Add: Impact of foreign exchange on core revenue (a)		(2,303)	—		(626)	—

Core Revenue on a Constant Currency Basis	7.9%	$170,162	$157,715	8.7%	$656,208	$603,838

(a) The constant currency revenue adjustments of $(2.7) million and $(0.6) million to reported revenue, as well as the constant currency adjustments of $(2.3) million and $(0.6) million to core revenue, for the three and twelve-month periods ended December 31, 2017, respectively, were calculated using the applicable average foreign exchange rates for the three and twelve-month periods ended December 31, 2016, respectively.

(b) Represents revenue from the acquisitions of the HeRO Graft in February 2016 (excluding January 2017 revenue); DFINE, Inc. (excluding revenue through June 2017) in July 2016; the assets of Catheter Connections, Inc. in January 2017; the critical care division of Argon Medical Devices, Inc. in January 2017; Osseon LLC in July 2017; Laurane Medical S.A.S. in August 2017; and ITL Healthcare Pty. Ltd. in October 2017.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)
(Unaudited, as a percentage of reported revenue)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2017	2016	2017	2016
Reported Gross Margin	44.9%	44.5%	44.8%	43.9%

Add back impact of:
Amortization of intangibles	2.9%	2.9%	2.8%	2.5%
Inventory mark-up related to acquisitions	0.1%	1.0%	0.5%	0.5%
Severance	—%	—%	—%	0.0%

Non-GAAP Gross Margin	47.9%	48.4%	48.1%	46.9%

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 290 individuals. Merit employs approximately 5,000 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, net income, financial results or anticipated or completed acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include risks relating to Merit's potential inability to successfully manage growth through acquisitions, including the inability to commercialize technology acquired through completed, proposed or future transactions; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; reforms to the 510(k) process administered by the U.S. Food and Drug Administration; restrictions on Merit's liquidity or business operations resulting from its debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; product recalls and product liability claims; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2016 and other materials filed with the

Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., in the United States and other jurisdictions.

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